SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(D) of the
Securities Exchange Act of 1934

April 30, 2014
(Date of earliest event reported)

BALL CORPORATION
(Exact name of Registrant as specified in its charter)

Indiana	001-07349	35-0160610
(State of	(Commission	(IRS Employer
Incorporation)	File No.)	Identification No.)

10 Longs Peak Drive, P.O. Box 5000, Broomfield, CO 80021-2510
(Address of principal executive offices, including ZIP Code)

(303) 469-3131
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Ball Corporation
Current Report on Form 8-K
Dated May 1, 2014

Item 2.02. Results of Operations and Financial Condition

On May 1, 2014, Ball Corporation (the “Company”) issued a press release announcing its first quarter earnings for 2014, which results are set forth in the press release dated May 1, 2014, and attached hereto as Exhibit 99.1.

Earnings information regarding the first quarter 2014, as well as information regarding the use of non-GAAP financial measures, are set forth in the attached press release.

The information in this Report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.07. Submission of Matters to a Vote of Security Holders

On April 30, 2014, the Company held its Annual Meeting of Shareholders (“Annual Meeting”). Following are the results of the matters voted on by shareholders at the Annual Meeting:

1.	Election of Directors.

Director	For	Withheld

John A. Hayes	88,333,064	26,332,849
George M. Smart	88,567,470	26,098,443
Theodore M. Solso	87,897,063	26,768,850
Stuart A. Taylor II	86,897,381	27,768,532

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the independent auditor for the Company for 2014.

For	Against	Abstain

118,287,891	4,706,899	508,351

3.	Approval, by non-binding advisory vote, of the compensation of the Named Executive Officers as disclosed in the 2014 Proxy Statement.

For	Against	Abstain	Broker Non-Votes

108,390,727	5,319,029	956,157	8,837,228

4.	Non-binding shareholder proposal regarding the election of directors by majority vote.

For	Against	Abstain	Broker Non-Votes

62,101,241	50,528,179	2,036,493	8,837,228

Item 9.01. Financial Statements and Exhibits

(d)  Exhibits.

The following are furnished as exhibits to this report:

Exhibit 99.1	Ball Corporation Press Release dated May 1, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALL CORPORATION
(Registrant)

By:	/s/ Scott C. Morrison
	Name:	Scott C. Morrison
	Title:	Senior Vice President and Chief Financial Officer

Date: May 1, 2014

Ball Corporation
Form 8-K
May 1, 2014

EXHIBIT INDEX

Description	Exhibit

Ball Corporation Press Release dated May 1, 2014	99.1